UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2008, Global Cash Access, Inc. (“GCA”), a Delaware corporation and wholly-owned subsidiary of Global Cash Access Holdings, Inc., entered into an Addendum to Master Service Agreement (the “Addendum”) with Integrated Payments Systems, Inc., which amended the Master Service Agreement, dated as of November 27, 2006 (the “Agreement”). Pursuant to the Addendum, Exhibit C to the Agreement was amended and replaced in its entirety with Exhibit C attached to the Addendum, which adds Certegy Gaming Services, Inc., a Minnesota corporation (“CGS”), to the list of GCA’s wholly-owned subsidiaries effective upon the closing of GCA’s previously announced acquisition of CGS.

The foregoing description is qualified in its entirety by reference to the Addendum, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Addendum to Master Service Agreement, dated as of March 20, 2008, by and between Global Cash Access, Inc. and Integrated Payment Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: March 21, 2008

By: /s/ Scott Betts
       Scott Betts
       Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Addendum to Master Service Agreement, dated as of March 20, 2008, by and between Global Cash Access, Inc. and Integrated Payment Systems, Inc.